Exhibit 99.2

MP45-14

IMPACT OF A NEW ORAL TESTOSTERONE UNDECANOATE (TLANDO™) ON BLOOD PRESSURE AND CARDIOVASCULAR RISK

Muhammad Shahid; Kongnara Papangkorn, PhD; Nachiappan Chidambaram, PhD; Kilyoung Kim, PhD; Mahesh Patel, PhD; Anthony DelConte, MD; Irwin Goldstein, MD; Martin Miner, MD; Linda Vignozzi, MD; Jed Kaminetsky, MD; Mohit Khera, MD


American Urological Association Education & Research, Inc.
AUA
VIRTUAL
EXPERIENCE

❑ Introduction

- Cardiovascular (CV) risk of testosterone replacement therapy (TRT) in chronic use is unclear.
- FDA's recent guidance recommends the study of Ambulatory Blood Pressure Monitoring (ABPM) as it provides precision and accuracy to evaluate the effect of TRT drugs on BP.
- Most TRT studies reported an increase in hematocrit, which may be an indicator for potential CV risk.
- TLANDO™, a lymphatically delivered oral Testosterone Undecanoate (TU) with fixed dose regimen, is currently under regulatory review.
  - Demonstrated efficacy with consistent inter-day T levels
  - Met efficacy in multiple studies regardless of meal fat contents
  - Well tolerated in +700 subjects up to 52-week study duration

❑ Objectives

- To assess the effect of TLANDO™ (fixed dose oral TRT) on BPs (especially, Systolic BP (SBP) changes versus cardiovascular (CV) risk categories based on Framingham Risk Score (FRS)) in hypogonadal men

❑ Methods

- ABPM Study (NCT03868059) with TLANDO™ 225mg BID
  - ✓ A 16-week, multicenter, single arm, 24-hr ambulatory blood pressure monitoring (ABPM) study in hypogonadal men (n=138)


Wk 1
Wk 16
Screening
225mg BID with No Titration
N=144 Enrolled
N=138 Started TLANDO™
N=126 Completed
N=118 Eligible 24h ABPM Data

❑ Demographics

Parameter	Statistics	TLANDO™ (N=138)
Age	Mean (SD)	53.8 (10.2)
Race		
Asian	n (%)	3 (2.2)
Black or African American	n (%)	25 (18.1)
White	n (%)	109 (79.0)
Other	n (%)	1 (0.7)
Ethnicity		
Hispanic or Latino	n (%)	35 (25.4)
Not Hispanic or Latino	n (%)	103 (74.6)
Weight (kg)	Mean (SD)	104.0 (20.1)
BMI (kg/m²)	Mean (SD)	33.1 (5.8)

- Baseline Serum T
  204±88 ng/dL
- Comorbidities
  - Obesity: 30%
  - Type 2 Diabetes: 24%
  - Hypertension: 48%
  - Hypercholesterolemia: 19%
  - Hyperlipidemia: 17%

❑ Effect of TLANDO™ on BP

- Marginal increase on BP
  - ✓ Full analysis set: N=118


24-Hr BP Change
SBP
DBP

- Lowered BPs in hypogonadal men with SBP>140mmHg at BL


SBP
DBP

❑ TLANDO™ Lowered SBP in FRS*-based High CV Risk Subjects

CV Risk Category*	N	24-Hr SBP CBL with TLANDO™
Low CV Risk	40	↑ 2.6 mmHg
Moderate CV Risk	74	↑ 4.8 mmHg
High CV Risk	**4**	**↓ 1.8 mmHg**

* CV Risk Category based on Framingham Risk Score (FRS), Ref: D'Agostino et al., Circulation 2008

❑ Differentiated TLANDO™ Effect

- 1% of subjects had a new start or an increase of anti-hypertensive medication during study
- Hematocrit and hemoglobin were marginally increased

Androgenic Effect Marker	Baseline	Change from Baseline
Hematocrit, %	44.2±3.2	3.2±3.6
Hemoglobin, g/dL	14.57±1.06	0.87±1.05

- 4.6% of subjects had hematocrit > 54% at EOS

❑ TLANDO™ was Well Tolerated

- No deaths, no drug-related SAEs, and no MACEs

Treatment-Related TEAE > 1% System Organ Class Preferred Term	TLANDO™ (N=138) Subjects, n (%)
Any Treatment-related TEAE*	14 (10.1)
Hematocrit increased	4 (2.9)
Hypertension	2 (1.4)
Polycythemia	2 (1.4)
Gynecomastia	2 (1.4)

* All treatment-related Treatment-Emergent Adverse Events (TEAE) are mild or moderate.

❑ Conclusion

- **TLANDO™ had minimal impact on BP changes.**
  - ✓ Decreased SBP and DBP in hypogonadal men with SBP > 140 mmHg at baseline, even though increasing BPs marginally in overall hypogonadal men
  - ✓ Decreased SBP in high CV risk subjects categorized by FRS assessment
  - ✓ Minimal % (1%) of subjects had change or start on anti-hypertensive drug
  - ✓ Marginally increased hematocrit and hemoglobin
- **TLANDO™ was well tolerated.**

❑ **Contact: Kilyoung Kim, kk@lipocine.com, admin@lipocine.com**